Exhibit 99.1

Array Technologies Completes Acquisition of STI Norland

Establishes Array as Global Leader in Solar Trackers with Leading Positions in North America, Latin America and Europe

ALBUQUERQUE, N.M., Jan. 11, 2022 (GLOBE NEWSWIRE) — Array Technologies (NASDAQ: ARRY) (“Array” or “the Company”), a leading provider of tracker solutions and services for utility-scale solar energy projects, today announced it has completed its previously announced acquisition of Soluciones Técnicas Integrales Norland, S.L. (“STI Norland”), one of Europe’s leading manufacturers of solar trackers. The transaction creates the largest solar tracker company in the world with manufacturing capacity and design and engineering resources on three continents, and establishes Array as a leader in the rapidly growing Brazilian solar market.

“The integration of STI Norland into Array’s business positions us to accelerate our international expansion and address rising demand for utility-scale solar around the world,” said Brad Forth, Chairman of Array. “It will allow us to continue to solidify our relationships with key international customers and create access to a lower cost, proven product. The closing of this transaction marks an exciting milestone in Array’s history and supports our mission to deliver value to our customers through innovation in everything we do.”

As the leading European manufacturer of solar trackers, STI Norland reported an executed contract and awarded order value of approximately $416 million as of September 30th. The company was founded in 1996 and is headquartered in Pamplona, Spain with manufacturing facilities in both Spain and Brazil. Its dual-row tracker system is well-suited to irregular terrain and regions with low wind and/or snow load requirements. With more than 12 gigawatts of trackers shipped or awarded, STI Norland is a top three manufacturer in Spain and holds the number one market position in Brazil.

“We are thrilled to officially join Array—a solar pioneer—as we focus on providing our customers with industry-leading technology and superior service,” said Javier Reclusa, CEO of STI Norland. “Our complementary products and long-standing relationships will enable our combined company to bring a comprehensive offering to the global tracker market, one that provides the lowest lifetime cost of any tracker system and exceptional long-term performance. We look forward to executing on our shared vision, to be the most outstanding and respected company in solar.”

“In addition to providing a complementary product and a diversified supply chain, STI Norland brings a talented team who are proven winners,” said Jim Fusaro, Chief Executive Officer of Array. “The STI team shares our culture and values, and we are incredibly excited to realize the potential that our combined companies can bring to the solar industry during this pivotal moment of growth and innovation.”

Advisors

Guggenheim Securities, LLC acted as Array’s exclusive financial advisor and Kirkland & Ellis acted as Array’s legal advisor in connection with the transaction. Lazard acted as exclusive financial advisor and Allen & Overy as legal advisor to STI Norland.

About Array Technologies, Inc.

Array Technologies (NASDAQ: ARRY) is a leading American company and global provider of utility-scale solar tracker technology. Engineered to withstand the harshest conditions on the planet, Array’s high-quality solar trackers and sophisticated software maximize energy production, accelerating the adoption of cost-effective and sustainable energy. Founded and headquartered in the United States, Array relies on its diversified global supply chain and customer-centric approach to deliver, commission and support solar energy developments around the world, lighting the way to a brighter, smarter future for clean energy. For more news and information on Array, please visit arraytechinc.com.

Forward Looking Statements

This press release contains forward looking statements including statements about the proposed transaction with STI Norland, the timing thereof and our ability to achieve the intended operational, financial and strategic benefits from such transaction. These statements are not historical facts but rather are based on the Company’s current expectations and projections regarding its business, operations and other factors relating thereto. Words such as “may,” “will,” “could,” “would,” “should,” “anticipate,” “predict,” “potential,” “continue,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates” and similar expressions are used to identify these forward looking statements. These statements are only predictions and as such are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict, including but are not limited to, changes in domestic and foreign business, market, financial, political and legal conditions; the inability of the Company to successfully or timely consummate the proposed transaction with STI Norland, including the risk that any required regulatory approvals are not obtained, are delayed or are subject to unanticipated conditions that could adversely affect the combined company or the expected benefits of the proposed transaction; risks relating to the uncertainty of the projected financial information with respect to STI Norland; risks related to the timing and achievement of expected business milestones; the risk that the proposed transactions disrupts current plans and operations of Array and STI Norland as a result of the announcement and consummation of the proposed transaction; the ability to recognize the anticipated benefits of the proposed transaction, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably, maintain relationships with customers and retain its management and key employees; and risks relating to STI Norland’s intellectual property portfolio. Actual results may differ materially from those in the forward looking statements as a result of a number of factors. There may be additional risks that the Company does not presently know or that the Company currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect the Company’s expectations, plans or forecasts of future events and views only as of the date of this press release. The Company anticipates that subsequent events and developments will cause its assessments to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s assessments as of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Media Contact:

Laurie Steinberg

845-558-6370

lsteinberg@soleburytrout.com

Investor Relations Contact:

505-437-0010

investors@arraytechinc.com